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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) February 12, 2008



                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



               1-143                   DELAWARE                38-0572515
      (Commission File Number)     (State or other          (I.R.S. Employer
                                    jurisdiction of         Identification No.)
                                    incorporation)


      300 Renaissance Center, Detroit, Michigan                 48265-3000
      (Address of Principal Executive  Offices)                 (Zip Code)



                                 (313) 556-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01   Other Events

On Tuesday, February 12, 2008, General Motors Corporation ("GM") issued the following press release.

General Motors and the UAW Reach Agreement on Comprehensive Special Attrition Program

DETROIT - General Motors Corp. (NYSE: GM) and the United Auto Workers (UAW) union have reached an agreement on a comprehensive special attrition program that will be offered to all of GM's 74,000 UAW-represented employees.

The special attrition program offers employees a choice of several pension and buyout incentives. GM is offering retirement pension incentives of $45,000 for production employees or $62,500 for skilled trades. Eligible employees can select from a variety of ways to receive their incentive:
   o  One time, lump-sum cash payment
   o Direct rollover into their GM 401(k) or into an Individual Retirement Account (IRA)
   o  Monthly annuity
   o Combination of partial lump-sum payment and direct rollover into their GM 401(k) or an IRA

The other retirement and buyout options available are similar to those offered to employees in 2006. These options include:
   o Mutually Satisfactory Retirement (MSR) for employees who are at least 50 years old with 10 or more years of service. This option provides a pension payment with full benefits.
   o Pre-Retirement Program in which employees with 26, 27, 28 or 29 years of service can grow into a full "30 and out" retirement. Until they reach 30 years of credited service, participating employees would receive fixed monthly payment with full benefits.
   o Cash Buyout for employees who agree to voluntarily quit and sever all ties with GM.
      o $140,000 buyout incentive is offered to employees with 10 or more years of credited service or seniority
      o $70,000 buyout incentive to employees with less than 10 years of credited service or seniority

In December 2007, GM and the UAW reached an agreement on what the company was calling the first phase of a comprehensive special attrition program. Details of this program were rolled out to employees at select locations last month. Those employees are now eligible for the enhanced provisions of this new agreement.

"We've worked with our UAW partners to ensure our employees have a variety of options to consider," said Rick Wagoner, GM Chairman and CEO. "The special attrition program is an important tool that will help us transform the workforce."

General Motors Corp. (NYSE: GM), the world's largest automaker, has been the annual global industry sales leader for 77 years. Founded in 1908, GM today employs about 274,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 35 countries. In 2007, nearly
9.37 million GM cars and trucks were sold globally under the following brands:
Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn, Vauxhall and Wuling. GM's OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  February 12, 2008             By:  /s/Nick S. Cyprus
                                          ------------------------------
                                          Nick S. Cyprus, Controller and
                                          Chief Accounting Officer